UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 28, 2015

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2015, the Board of Directors (the “Board”) of SBA Communications Corporation (the “Company” or “SBA”) amended and restated the Company’s bylaws (the “Bylaws”) to adopt a new proxy access right for eligible shareholders effective immediately. The amendments were undertaken in response to the Company’s engagement with its shareholders regarding proxy access in connection with the Company’s 2015 annual meeting held on May 21, 2015 and the resulting vote approving the Company’s proposal to adopt a proxy access bylaw provision with the terms included the adopted Bylaws.

Article I, Section 20 has been added to the Bylaws, and related amendments were made to the advance notice provisions in Section 19 of Article I of the Bylaws, to permit an eligible shareholder, or an eligible group of up to 10 shareholders, owning 5% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials, directors constituting up to 20% of the Board, subject to the limitations set forth in the Bylaws and the eligibility, procedural and disclosure requirements referred to in Article I, Section 20 of the Bylaws.

The foregoing description of the Company’s Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.6	Amended and Restated Bylaws of SBA Communications Corporation, dated as of July 28, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: July 31, 2015